QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 4, 2005, in the Registration Statement (Form S-1 No. 333-    ) and related prospectus of Eagle Bulk Shipping Inc. relating to the registration of shares of its common stock.

/s/ Ernst & Young LLP

New York, New York
April 4, 2005

QuickLinks

Consent of Independent Registered Public Accounting Firm